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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                Date of Report (Date of earliest event reported):

                                DECEMBER 23, 1998




                            LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



         DELAWARE                     0-20833                    72-1205791
(State or other jurisdiction      (Commission File             (IRS Employer
     of incorporation)                Number)                Identification No.)




             5551 CORPORATE BOULEVARD, BATON ROUTE, LOUISIANA 70808
              (Address of principal executive offices and zip code)


                                 (225) 926-1000
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

         On December 23, 1998, Lamar Advertising Company announced that it sold
6.9 million shares of its Class A Common Stock at a price to the public of $32.50 through Morgan Stanley Dean Witter acting as the sole underwriter in this transaction. The shares sold include 900,000 shares under the underwriter's over-allotment option, which has been exercised in full. Net proceeds to Lamar from the transaction are approximately $219.6 million. Lamar intends to use the net proceeds to repay amounts outstanding under its credit facility.

         The offering of the shares of Class A Common Stock may be made only by means of a prospectus, a copy of which can be obtained from Lamar at 5551 Corporate Boulevard, Baton Rouge, LA 70896 or Morgan Stanley Dean Witter at 1585 Broadway, New York, NY 10036..


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 23, 1998               LAMAR ADVERTISING COMPANY


                                       By: /s/ KEITH A. ISTRE
                                           -------------------------------------
                                           Keith A. Istre
                                           Treasurer and Chief Financial Officer


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